UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2012

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11101 W 120th Ave, Suite 200, Broomfield, Colorado  80021
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 23, 2012, Roomlinx, Inc. (the “Company”) has hired Anthony DiPaolo, age 53, as its Chief Financial Officer, replacing Michael Wasik, who had served as interim Chief Financial Officer.  Mr. DiPaolo will also serve as the Company’s Principal Accounting Officer.  Mr. Wasik remains the Company’s President and Chief Executive Officer.

Mr. DiPaolo has over 20 years of experience as a senior finance and accounting professional.  Most recently, from February 2007 through June 2012, Mr. DiPaolo was employed by Incentra Solutions (“Incentra”), a provider of information technology and storage management solutions to enterprises and managed services providers in North America and Europe.  Incentra was publicly traded through April 2009 when it became a private company.  Mr. DiPaolo was the Chief Financial Officer of Incentra through January 2010, when he was appointed President following Incentra's divestiture of its value added resale business.  Incentra changed its name to Presilient in June 2010.  Mr. DiPaolo resigned from his position as President in August 2010 and remained an employee of Presilient through June 2012.  Mr. DiPaolo has a bachelor of science in accounting from the University of Denver and is a licensed certified public accountant in Colorado.

The terms of Mr. DiPaolo’s compensation package from the Company have not yet been finalized.

There are no family relationships between Mr. DiPaolo and any director or executive officer of the Company, and there have been no related party transactions between the Company and any party with which Mr. DiPaolo has a direct or indirect material interest.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2012	ROOMLINX INC.

	By:	/s/ Michael S. Wasik
Michael S. Wasik
President and Chief Executive Officer

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